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Exhibit 10.2

                        REVOLVING CREDIT PROMISSORY NOTE

$10,000,000.00                                        PHILADELPHIA, PENNSYLVANIA

                                                      FEBRUARY 15, 2007

     FOR VALUE RECEIVED, PEOPLES EDUCATIONAL HOLDINGS, INC. ("Borrower"), with a mailing address of 299 MARKET STREET, SADDLE BROOK, NJ 07663 promises to pay to the order of SOVEREIGN BANK, a corporation authorized to do business in Pennsylvania and New Jersey with an office at 1500 MARKET STREET, PHILADELPHIA, PA 19102 ("Bank"), at such office of Bank or at such other place as Bank may designate from time to time in writing, the principal balance ("Principal Balance") of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) in lawful money of the United States of America, together with interest thereon from the date hereof at the rates hereinafter provided, and both payable as hereinafter provided. This note ("Note") evidences a revolving credit loan ("Revolving Credit Loan ") in the amount of $10,000,000.00 ("REVOLVING CREDIT LOAN COMMITMENT") by Bank to Borrower.

     1. INTEREST RATE.

(a) For the purposes of this Note, the following terms shall have the meanings ascribed to them


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below:

     (i) "Business Day" means:

          (A) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City;

          (B) when such term is used to describe a day on which a payment or prepayment is to be made in respect of a LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and

          (C) when such term is used to describe a day on which an interest rate determination is to be made in respect of a LIBOR Rate Loan, any day which is a London Banking Day.

     (ii) Interest Period: means the period of time commencing one (1) business day after an Interest Rate Election Date and either:

          (A)  in the case of a LIBOR Rate Tranche:

               (I) If the LIBOR Rate selected for such LIBOR Rate Tranche is "one-day": the following day and continuing from day to day; provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

               (II) the LIBOR Rate selected for such LIBOR Rate Tranche is other than "one-day": and continuing for a period of time associated with a LIBOR Rate offered by Bank and chosen by Borrower, (i.e., 1 month LIBOR Rate, 2 month LIBOR Rate, 3 month LIBOR Rate, 6 month LIBOR Rate); provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

             or (B) in the case of a Prime Rate Tranche the following day and continuing from day to day; provided, however, that if an Interest Period would end on a


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                    day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

     (iii) Interest Rate Election Date: means a date in each calendar month which is one (1) business day before the commencement of the next succeeding Interest Period.

     (iv) LIBOR Interest Rate: means a fluctuating rate of interest per annum (which shall change, if at all, at the beginning of each Interest Period in accordance with changes in the LIBOR Rate as calculated pursuant to paragraph 1
(a) (v) below) equal to either: (A) THE LIBOR RATE PLUS TWO HUNDRED (200) BASIS POINTS (2.0%) IF, AT OF THE END OF THE MOST RECENT FISCAL QUARTER, BORROWER'S TOTAL FUNDED DEBT TO EBITDA RATIO IS LESS THAN OR EQUAL TO 2.00:1 or (B) THE LIBOR RATE PLUS TWO HUNDRED (225) BASIS POINTS (2.25%) IF, AT OF THE END OF THE MOST RECENT FISCAL QUARTER, BORROWER'S TOTAL FUNDED DEBT TO EBITDA RATIO IS GREATER THAN 2.00:1.

     (v) LIBOR Rate: means the rate obtained by dividing (i) the one-day, one-month, two-month, three-month or six-month interest period London Interbank Offered Rate (as selected by Borrower) as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by Bank from any broker, quoting service or commonly available source utilized by Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Tranche or Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' residents) on such date to any member bank of the Federal Reserve System. Each determination of the LIBOR Rate applicable to a particular Interest


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Period shall be made by Bank and shall be conclusive and binding upon Borrower absent manifest error.

     (vi) LIBOR Rate Tranche(s): means, for each Interest Period, the portions of all of the outstanding Principal Balance of the Revolving Credit Loan with respect to which Borrower has elected to pay interest at the LIBOR Interest Rate. Borrower shall not be permitted to maintain more than four (4) LIBOR Rate Tranches at a time.

     (vii) Maturity Date: means MARCH 1, 2012.

     (viii) Prime Interest Rate: means a fluctuating rate of interest per annum equal to either: (A) THE PRIME RATE IF, AT OF THE END OF THE MOST RECENT FISCAL QUARTER, BORROWER'S TOTAL FUNDED DEBT TO EBITDA RATIO IS LESS THAN OR EQUAL TO 2.00:1 or (B) THE PRIME RATE PLUS FIFTY (50) BASIS POINTS (0.50%) IF, AT OF THE END OF THE MOST RECENT FISCAL QUARTER, BORROWER'S TOTAL FUNDED DEBT TO EBITDA RATIO IS GREATER THAN 2.00:1.

     (ix) Prime Rate: means the rate of interest announced from time to time by Bank as its "prime rate" or "prime lending rate" whether or not such rate is published or otherwise made known to Borrower; provided, however, that such rate shall be immediately and easily available to the public at any time and from time to time during the term of the Revolving Credit Loan. This rate of interest is determined from time to time by Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or category of customers of Bank. Changes in a prime-based interest rate hereunder shall be effective on the same date as Bank effects a change in its prime rate.

     (x) Prime Rate Tranche: means that portion of the Principal Balance with respect to which Borrower has elected to pay interest at the Prime Interest Rate.


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(b) Throughout the term of the Revolving Credit Loan, Borrower shall be permitted to elect to have a portion or portions of the Principal Balance accrue interest at either the LIBOR Interest Rate or the Prime Interest Rate on and subject to the terms of this paragraph 1(b). No later than each Interest Rate Election Date, Borrower shall advise Bank in writing of Borrower's election (the "Rate Election") of the portions of the Principal Balance for which interest shall accrue during the next succeeding Interest Period at either the LIBOR Interest Rate or the Prime Interest Rate. If Borrower fails so to advise Bank in writing of its Rate Election on or before the applicable Interest Rate Election Date then, during the next following Interest Period, all interest shall accrue on the outstanding Principal Balance, or such portion thereof for which a Rate Election has not been designated by such Interest Rate Election Date, at the LIBOR Interest Rate based upon a "one-day" LIBOR Rate. In furtherance of the foregoing, Borrower understands and acknowledges that, other than the LIBOR Interest Rate based upon a "one-day" LIBOR Rate, any Rate Election made by Borrower for the LIBOR Interest Rate pursuant to this Note shall be applicable only for the next succeeding Interest Period and not thereafter without a new Rate Election in accordance with the terms of this Note. Notwithstanding anything contained herein to the contrary, if at any time during the term hereof Bank shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that U.S. dollar deposits in an amount approximately equal to the Principal Balance which is to bear interest at a particular LIBOR Rate during such particular Interest Period in accordance with the provisions of this Note are not generally available at such time in the London interbank market, or


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reasonable means do not exist for ascertaining a LIBOR Rate for such particular
Interest Period, the interest rate applicable to the Principal Balance, or such portions thereof, with respect to which such LIBOR Rate applies, shall automatically be converted to the Prime Interest Rate and shall remain in effect thereafter with respect to such Principal Balance, or portions, thereof, until the expiration of the Interest Period in which Bank shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that the aforesaid circumstances no longer exist.

(c) All interest to be computed at the rate set forth in this Note, late fees and all other fees and charges payable under this Note, shall continue to be due and payable at such rates for so long as any balance remains outstanding hereunder whether or not this has matured or been accelerated. This provision shall survive and apply following any default, maturity, acceleration, recovery of judgment, judgment of foreclosure, bankruptcy, insolvency proceedings of any kind or the happening of any other event or occurrence, similar or dissimilar.

(d) The annual interest rate hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the Revolving Credit Loan, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. Borrower hereby agrees to give Bank written notice in the event Borrower has actual knowledge that any interest payment made to Bank with respect to this Note will cause the total interest payments collected in any one year to be usurious under applicable


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law, provided, however, that the failure of Borrower to give such notice does not constitute a default under the Revolving Credit Loan nor shall it be construed as a waiver or consent by Borrower to Bank charge or collect interest in excess of the maximum effective rate of interest permitted by applicable law or regulation. Bank hereby agrees not to collect knowingly any interest from Borrower in the form of fees or otherwise which will render the Revolving Credit Loan usurious. In the event that such interest would be usurious in Bank's opinion, Bank reserves the right to reduce the interest payable by Borrower. This provision shall survive the repayment of this Note.

     2. PAYMENTS OF PRINCIPAL AND INTEREST.

(a) Interest shall be calculated on the Prime Rate Tranche at the Prime Interest Rate. Interest shall be calculated on the LIBOR Rate Tranche(s), if any, at the LIBOR Interest Rate applicable to each LIBOR Rate Tranche. Commencing on the FIRST day of MARCH, 2007 and continuing on the first day of each succeeding calendar MONTH thereafter until all sums outstanding hereunder are repaid in full, Borrower shall pay to Bank INTEREST ONLY accrued on the outstanding Prime Rate Traunche. Commencing on the date hereof and continuing until all sums outstanding hereunder are repaid in full, Borrower shall pay to Bank INTEREST ONLY accrued on each outstanding LIBOR Rate Traunche(s) on the earlier of either
(i) the LAST day of an Interest Period associated with a LIBOR Rate Traunche or
(ii) the last day of each and every CALENDAR quarter which happens to fall within an Interest Period associated with a LIBOR Rate Traunche.

(b) The payments made under this Note may be applied on account of interest, principal, or other sums due hereunder in such priority as Bank or any holder of this Note may determine. All


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payments which are applied to the reduction of the Principal Balance shall be applied first towards the reduction of such portions of the Principal Balance which are part of the Prime Rate Tranche and, second towards the reduction of the remaining Principal Balance.

(c) If this Note is to be repaid in installments any prepayments shall be credited to installments of principal in the inverse order of maturity, and any installments hereunder shall not be reduced or postponed by any partial prepayments. The unpaid Principal Balance then outstanding together with all accrued and unpaid interest thereon shall become due and payable on the MATURITY DATE.

     3. ADVANCES AND READVANCES. Borrower shall have the right to repay portions of this Note and thereafter, prior to any Event of Default, to request additional advances in accordance with the terms and conditions of this Note and the Loan Agreement (hereinafter defined); provided however, that among other things, no advance shall be made, if : (a) an Event of Default has occurred or with the passage of time will occur; or (b) if any of the representations or warranties in the Loan Documents are or with the passage of time will become inaccurate; or (c) upon the making of such advance, the outstanding Principal Balance, including the requested advance, would EXCEED $10,000,000.00.

     4. REVOLVING LINE OF CREDIT AND PREPAYMENT. The Revolving Credit Loan is a revolving line of credit. Borrower may borrow and reborrow hereunder The unpaid Principal Balance under this Note at any time may be evidenced by endorsements on this Note or


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by Bank's internal records, including daily printouts, and shall constitute prima facie evidence of the accuracy of the information. Bank will permanently reduce the Revolving Credit Loan Commitment in minimum increments of $1,000,000.00 upon receiving written request from Borrower.

(a) Borrower may prepay the unpaid Principal Balance in full or in part at any time or from time to time; provided, however, that (i) Borrower shall pay all interest accrued hereunder, to the date of prepayment and (ii) should a LIBOR Rate Tranche be repaid prior to the expiration of its applicable Interest Period, then Borrower shall pay to Bank compensation pursuant to the following formula: the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of said Interest Period as to which prepayment is made, subtracted from the LIBOR Interest Rate for said LIBOR Rate Tranche. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by: the amount of said LIBOR Rate Tranche being prepaid. The resulting amount shall be divided by: 360 and multiplied by the number of days remaining in said Interest Period as to which the prepayment is being made. Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining on the Interest Period for said LIBOR Rate Traunche.

     5. SECURITY. This Note, and the due performance by Borrower of all of its obligations hereunder, is secured by, inter alia, (a) security interests in substantially all personal property of Borrower and Guarantor pursuant to the terms of a Security Agreement (the "Security


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Agreement") of even date herewith and (b) A guaranty and suretyship agreement
("Guaranty") executed by PEOPLES EDUCATION, INC. ("Guarantor") in favor of Bank pursuant to which the Guarantor guarantees and becomes surety for all payment, performance and other obligations of Borrower in connection with the Loans (as defined in the Loan Agreement).

     This Note, the Security Agreement, the Loan Agreement [of even date executed in connection with this transaction] ("Loan Agreement"), the Guaranty, the Term Note (as defined in the Loan Agreement) and any other document executed and delivered in connection with the Loan Agreement are each hereinafter referred to as a "Loan Document" and collectively as the "Loan Documents." Any collateral securing any of Borrower's obligations under any of the Loan Documents is hereinafter referred to collectively as the "Collateral."

     6. LATE CHARGE. In the event that any payment of principal or interest due to Bank hereunder shall not be paid when due and shall remain unpaid in excess of fifteen (15) days after the due date, in addition to and not in limitation of any other rights or remedies which Bank may have in respect thereof under any of the Loan Documents or in respect of any Collateral, Borrower shall pay Bank on demand a "late charge" computed at the rate of five cents ($.05) for each dollar (or part thereof) of the amount not paid, to cover the extra expense and inconvenience to Bank in ensuring payment of such delinquent amount. Borrower acknowledges that its failure to pay any amount due hereunder within such fifteen (15) day period will result in Bank incurring additional expense in servicing the Revolving Credit Loan evidenced by this Note, the loss of the use of the money due and frustration to Bank in meeting its loan commitments, that the damages to Bank in connection with such late payment are extremely


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difficult and impractical to ascertain, and that a sum equal to five cents
($.05) for each dollar which is not paid within such fifteen (15) day period is a reasonable estimate of the damages incurred by Bank in connection with any such late payment. The amount of any such "late charge" not paid promptly following demand therefor shall be deemed outstanding and payable pursuant to this Note and secured by the Collateral; provided, however, that the "late charge" shall not be or become part of the Principal Balance.

     7. EVENTS OF DEFAULT. In addition to any other event referred to herein, the occurrence of which, by the terms hereof, constitutes an Event of Default hereunder, the occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

     (a) Borrower shall fail to make any payment of principal, interest, fees and/or costs due to Bank under this Note or under any of the other Loan Documents within ten (10) days after the same is due and payable, whether at maturity or by acceleration or otherwise;

     (b) Except as specifically otherwise provided for in this Note, Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed or performed under this Note within thirty (30) days after written notice from Bank of such non-compliance;

     (c) Any Event of Default shall occur under the terms of any of the other Loan Documents which continues beyond applicable notice and grace periods, if any, set forth therein.

     8. REMEDIES. Upon the occurrence of any Event of Default, then the entire unpaid Principal Balance hereunder plus all interest accrued thereon plus all other sums due and payable


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to Bank under the Loan Documents shall, at the option of Bank, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Borrower.

     Should an event described in section 8(a)(vi) or section 8(a)(vii) of the Loan Agreement occur, then Bank is entitled to preconfirmation and postconfirmation interest, at the Default Rate, on the Revolving Credit Loan arrearages and other charges. Said interest on the Revolving Credit Loan arrearages and other charges will be considered an element of an allowed secured claim provided for by any plan.

     9. [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     10. REMEDIES CUMULATIVE, ETC.

     (a) No right or remedy conferred upon or reserved to Bank under any of the Loan Documents, or with respect to any Collateral, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Bank, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of Bank shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Bank


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shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of Borrower thereunder.

     (b) The recovery of any judgment by Bank and/or the levy of execution under any judgment upon any Collateral shall not affect in any manner or to any extent the lien or any security interest in such Collateral under the Security Agreement, or any rights, remedies or powers of Bank under any of the Loan Documents or with respect to any Collateral, but such lien and such security interest, and such rights, remedies and power of Bank shall continue unimpaired as before. Further, the exercise by Bank of its rights and remedies and the entry of any judgment by Bank shall not affect in any way the interest rate payable hereunder or under any of the other Loan Documents on any amounts due to Bank but interest shall continue to accrue on such amounts at the Default Rate (as hereinafter defined).

     (c) Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under the Loan Documents. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. Borrower further waives and releases all material procedural errors, defects and imperfections in any proceedings instituted by Bank under the terms of any Loan Document or with respect to any Collateral.

     (d) Borrower agrees that Bank may release, compromise, forbear with respect to, waive,


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suspend, extend or renew any of the terms of the Loan Documents (and Borrower hereby waives any notice of any of the foregoing), and that Bank may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by Bank pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Bank, or of any Event of Default, or of any liability or obligation of Borrower, under any of the Loan Documents.

     11. DEFAULT RATE. Following the occurrence of an Event of Default hereunder and continuing until the Principal Balance then outstanding hereunder and all other sums payable under the Loan Documents are paid in full, the Principal Balance outstanding hereunder shall bear interest at two percent (2%) per annum in excess of the Prime Interest Rate ("Default Rate") and shall be secured by the Collateral.

     12. COSTS AND EXPENSES. Following the occurrence of any Event of Default, Borrower shall pay upon demand all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants and other advisors employed by
Bank), incurred by Bank in the exercise of any of its rights, remedies or powers under any of the Loan Documents or with respect to any Collateral with respect to such Event of Default, and any amount thereof not paid promptly following demand therefor shall be added to the Principal Balance hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full, and shall be


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secured by the Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of an attorney for the collection of any sum payable thereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed under the Loan Document, as well as all costs, disbursements and allowances provided by law, the payment of which sums shall be secured by the Collateral. Nothing in this paragraph 11 shall limit the obligation of Borrower to pay any and all costs and expenses for which Borrower is otherwise liable under any of the Loan Documents.

     13. INCREASED COSTS, TAXES, ETC. Borrower shall pay to Bank from time to time such amounts as Bank may determine to be necessary to compensate Bank for any costs incurred by Bank which Bank determines are attributable to its making or maintaining the Revolving Credit Loan hereunder or its obligation to make any such Revolving Credit Loan hereunder, or any reduction in any amount receivable by Bank under this Note in respect of the Revolving Credit Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of the Revolving Credit Note in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including Bank of or under any U.S., federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to Bank under this Note in respect of the Revolving Credit Loan (other than taxes imposed on the overall net income of Bank); or (2) imposes or modifies any reserve, special deposit, compulsory


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loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank; or (3) imposes any other condition affecting this Note (or any of such extensions of credit or liabilities). Bank will notify Borrower of any event occurring after the date of this Note which will entitle Bank to compensation as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank of the effect of any Regulatory Change on its costs of making or maintaining the Revolving Credit Loan or on amounts receivable by it in respect of the Revolving Credit Loan, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis. Borrower shall pay or reimburse Bank upon demand the amount of such Additional Costs without credit against any indebtedness by this Note. If Borrower does not or may not do so, Bank may at its option accelerate the indebtedness evidenced by this Note to maturity as in the case of default by Borrower.

     14. SEVERABILITY. In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     15. SUCCESSORS AND ASSIGNS. This Note inures to the benefit of Bank and binds Borrower, and their respective successors and assigns, and the words "Bank" and "Borrower"


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whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     16. NOTICES. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

     Borrower:  PEOPLES EDUCATIONAL HOLDINGS, INC.
                299 MARKET STREET,
                SADDLE BROOK, NJ 07663

     With a
     copy to:   ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                2800 LASALLE PLAZA
                800 LASALLE AVENUE
                MINNEAPOLIS, MN 55402

     Bank:      SOVEREIGN BANK
                1500 MARKET STREET
                PHILADELPHIA, PA 19102

     With a
     copy to:   LAW OFFICES OF MCGILL & LANOCE
                6064 RIDGE AVENUE
                PHILADELPHIA, PENNSYLVANIA 19128
                ATTENTION: FRANCIS E. MCGILL, III, ESQUIRE

Such notice shall be deemed to be given when received if delivered personally, or two (2) days after the date mailed if sent by certified or registered mail, return receipt requested. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

     17. DEFINITIONS; NUMBER AND GENDER. In the event Borrower consists of


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more than one person or entity, the obligations and liabilities hereunder of each of such persons and entities shall be joint and several and the word "Borrower" shall mean all or some or any of them. For purposes of this Note, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require. The references herein to the Loan Documents or any one of them shall include any supplements to or any amendments of or restatements of such Loan Documents or any one of them.

     18. REDUCTIONS TO ZERO. The fact that the principal balance of this Note may be reduced to zero from time to time will not affect the continuing validity of this Note, and the principal balance of this Note may be increased to the full Principal Balance or to any lesser amount after any such reduction to zero.

     19. INCORPORATION BY REFERENCE. All of the terms and provisions of the Loan Documents, to the extent not inconsistent herewith, are hereby incorporated herein by reference.

     20. CAPTIONS. The captions or headings of the paragraphs shall not affect the meaning or construction of any of the terms or provisions of this Note.

     21. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     22. Complete Agreement. This Note shall only be amended or modified by an instrument in writing that explicitly states that it amends this Note and is signed by the party against whom enforcement of the amendment is sought.

     23. CONSENT TO JURISDICTION AND VENUE; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE


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

SUBJECT MATTER OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER BANK NOR ANY PERSON ACTING ON BEHALF THEREOF HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY BORROWER'S OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT AS BANK MAY SELECT, FOR ANY PROCEEDING IN CONNECTION HEREWITH. BORROWER AND HEREBY WAIVES OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN PHILADELPHIA COUNTY, PENNSYLVANIA OR THE COUNTY OF BERGEN, NEW JERSEY OR IN ANY FEDERAL DISTRICT COURT IN PENNSYLVANIA, DELAWARE OR NEW JERSEY. THE FOREGOING SHALL BE

DEEMED INDEPENDENT COVENANTS.

          IN WITNESS WHEREOF, Borrower has executed this Promissory Note the day and year first above written.

WITNESS:                                PEOPLES EDUCATIONAL HOLDINGS, INC.


                                        BY: /S/ BRIAN T. BECKWITH
-------------------------------------       ------------------------------------
                                            BRIAN T. BECKWITH
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER


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